As filed with the Securities and Exchange Commission on September 1, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware	31-1469076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of Principal Executive Offices) (Zip Code)

Abercrombie & Fitch Co.
2016 Long-Term Incentive Plan for Associates,

as amended
(Full title of the plan)

Gregory J. Henchel
Executive Vice President, General Counsel, and Corporate Secretary
Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054

(614) 283-6500
(Name, address, and telephone number, including area code, of agent for service)

Copies of Correspondence to:
Celia A. Soehner
Alexandra M. Good
Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219-6401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

    Pursuant to General Instruction E of Form S-8, Abercrombie & Fitch Co. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 300,000 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), under the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates, as amended (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2016 (File No. 333-212060), June 15, 2017 (File No. 333-218762), September 10, 2018 (File No. 333-227271), September 11, 2019 (File No. 333-233714), June 10, 2020 (File No. 333-239074), September 8, 2021 (File No. 333-259385), and September 7, 2022 (File No. 333-267317).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(i)    The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (filed with the Commission on March 27, 2023);

(ii)    The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2023 and July 29, 2023 (filed with the Commission on June 6, 2023 and September 1, 2023, respectively);

(iii)     The Company’s Current Reports on Form 8-K filed with the Commission on February 17, 2023 (excluding Item 7.01) as amended on May 18, 2023, May 9, 2023, and June 14, 2023; and

(iv)    The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on August 29, 1996, as amended by Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (filed with the Commission on March 27, 2023), including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Abercrombie & Fitch Co.
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto)
24.1*	Powers of Attorney (included in the signature page hereto)
99.1
Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates, as amended effective June 8, 2023, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 14, 2023 (File No. 001-12107)

107*	Filing Fee Table

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on the 1st day of September, 2023.

ABERCROMBIE & FITCH CO.

By:	/s/ Scott D. Lipesky
Scott D. Lipesky
Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints Scott D. Lipesky and Fran Horowitz and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on or before this 1st day of September, 2023:

Signature	Title	Date

/s/ Nigel Travis Nigel Travis	Chairperson of the Board and Director	September 1, 2023

/s/ Fran Horowitz Fran Horowitz	Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2023

/s/ Scott D. Lipesky Scott D. Lipesky	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2023

/s/ Kerrii B. Anderson Kerrii B. Anderson	Director	September 1, 2023

/s/ Susie Coulter Susie Coulter	Director	September 1, 2023

/s/ Sarah M. Gallagher Sarah M. Gallagher	Director	September 1, 2023

/s/ James A. Goldman James A. Goldman	Director	September 1, 2023

/s/ Helen E. McCluskey Helen E. McCluskey	Director	September 1, 2023

/s/ Kenneth B. Robinson Kenneth B. Robinson	Director	September 1, 2023

/s/ Helen Vaid Helen Vaid	Director	September 1, 2023